EXHIBIT 7C

For period ending 12/31/2017 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1.
Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

                                                                  Is this the
                                                                  last filing
Series                                                            for this
Number  Series Name                                               Series? (Y/N)

113     Wells Fargo Intermediate Tax/AMT-Free Fund          		  N
114     Wells Fargo Municipal Bond Fund                    		  N
115     Wells Fargo Short-Term Municipal Bond Fund         		  N
116     Wells Fargo Ultra Short-Term Municipal Income Fund 		  N
117     Wells Fargo Wisconsin Tax-Free Fund                	          N
172     Wells Fargo Pennsylvania Tax-Free Fund              		  N
180     Wells Fargo Strategic Municipal Bond Fund          	          N
181     Wells Fargo North Carolina Tax-Free Fund            		  N
187     Wells Fargo High Yield Municipal Bond Fund          		  N
190     Wells Fargo Alternative Strategies Fund             		  N